Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE

I, Eric T. Steigerwalt, certify that (i) MetLife Insurance Company of Connecticut’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetLife Insurance Company of Connecticut.

Date: November 13, 2012

/s/ Eric T. Steigerwalt
Eric T. Steigerwalt Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to MetLife Insurance Company of Connecticut and will be retained by MetLife Insurance Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.